Exhibit 10.1

EXECUTION COPY

This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 26, 2008 by and among TAXI MEDALLION LOAN TRUST II (the “Borrower”), THE FINANCIAL INSTITUTIONS PARTY HERETO, as Conduit Lenders (the “Conduit Lenders”), THE FINANCIAL INSTITUTIONS PARTY HERETO, as Committed Lenders (the “Committed Lenders”), THE FINANCIAL INSTITUTIONS PARTY HERETO, as Managing Agents (the “Managing Agents”), and CITICORP NORTH AMERICA, INC., as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the LSA referred to below.

PRELIMINARY STATEMENTS

A. The parties hereto are parties to that certain Loan and Security Agreement dated as of December 19, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “LSA”).

B. The parties hereto have agreed to amend the LSA on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the LSA. Effective as of the “Amendment Effective Date” (as defined below) and subject to the satisfaction of the condition precedents set forth in Section 2 below, the LSA is hereby amended as follows:

1.1 Section 1.01 of the LSA is hereby amended as follows:

(a) The definition of “Commitment Termination Date” set forth therein is amended by deleting the reference to the date “November 27, 2008” set forth therein and replacing such date with the date “November 25, 2009”.

(b) The definition of “Class” set forth therein is amended and restated in its entirety to read as follows:

“Class” shall mean the status of a Medallion Loan at any time as a Class A Medallion Loan, Class B Medallion Loan or Class C Medallion Loan.

(c) The definitions of “Class D Medallion Loan” and “Class E Medallion Loan” are deleted in their entirety.

(d) The definition of “Credit Advance Rate” set forth therein is amended and restated in its entirety to read as follows:

“Credit Advance Rate” shall mean, with respect to each Eligible Medallion Loan, the “Credit Advance Rate” set forth in the chart below opposite the applicable Class of such Eligible Medallion Loan:

Class of Medallion Loans	Credit Advance Rate
Class A Medallion Loans	94%
Class B Medallion Loans	90%
Class C Medallion Loans	85%

provided, however, that if:

(i) the Delinquency Ratio shall exceed 7.5%, or

(ii) the Cumulative Losses for Medallion Loans shall exceed $1,000,000; or

(iii) (A) the average cost of fully liquidating a Medallion, determined as of the last day of each month based on the cost of liquidating Medallions during the preceding three months (or if fewer than ten Medallions were liquidated during such three-month period, based on the cost of liquidating the ten most recently liquidated Medallions), exceeds 5% of the original principal balance as determined by the Administrative Agent in its sole discretion exercised in good faith, or (B) the average time required to fully liquidate a Medallion in a jurisdiction, determined as of the last day of each month, based on the time of liquidating Medallions during the preceding three months (or if fewer than ten Medallions were liquidated during such three-month period, based on the time of liquidating the ten most recently liquidated Medallions), exceeds the number of days allotted per jurisdiction as set forth on Schedule 10 to the Borrowing Base Certificate under “Cannot exceed      days” due to a change in the procedure for liquidating Medallions by the applicable Taxi Commission, in each case as determined by the Lender in its sole discretion exercised in good faith, in which case the Credit Advance Rate may be reduced only with respect to Medallion Loans secured by Medallions in the jurisdiction in which such average time to liquidate Medallions exceeds the applicable allotted number of days, then, in each case, the Credit Advance Rate applicable to all Eligible Loans, in the sole and absolute discretion of the Administrative Agent, shall be reduced by an amount of up to 2.5 percentage points.

(e) The definition of “Interest Rate” set forth therein is amended and restated in its entirety to read as follows:

“Interest Rate” means, with respect to any Advance for any day (i) to the extent such Advance is funded on such day by a Conduit Lender (other than a Citibank Conduit Lender) through the issuance of Promissory Notes, the CP Rate, (ii) to the extent such Advance is funded on such day by a Citibank Conduit Lender through the issuance of Promissory Notes and no Accounting Based Consolidation Event has occurred and is continuing, the CP Rate and (iii) otherwise (including at any time after the occurrence and during the continuation of an Accounting Based Consolidation Event), subject to Section 2.06, a rate equal to the sum of (A) the Adjusted LIBO Rate and (B) the Applicable Margin; provided, that at all times following the occurrence and during the continuation of an Event of Default, the Interest Rate for each Advance shall be the Default Rate.

1.2 The following definitions are added in the appropriate alphabetical locations:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit Lender that are subject to this Agreement or any other Loan Document with all or any portion of the assets and liabilities of any Affected Party (other than such Conduit Lender) as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release, including, without limitation, Financial Accounting Standards Board Interpretation No. 46, by any accounting body or any other body charged with the promulgation or administration of accounting standards to which such Affected Party is subject, including, without limitation, Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors, the Securities and Exchange Commission and the International Accounting Standards Board, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of the applicable Affected Party or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date, provided, however, for purposes of this Agreement, no “Accounting Based Consolidation Event” shall be deemed to have occurred before November 26, 2008.

“Citibank Conduit Lender” shall mean CHARTA, LLC, or and other Conduit Lender sponsored or administered by Citibank, N.A. or any Affiliate of Citibank, N.A.

A “Partial Amortization Event” shall be outstanding at any time that the aggregate outstanding balance of the Advances is greater than the Maximum Committed Credit solely as a result of the Partial Reduction. For the avoidance of doubt, a Partial Amortization Event shall not constitute a Borrowing Base Deficiency, Termination Event, Default or Event of Default.

“Partial Reduction” means the reduction of the Maximum Committed Credit to $225,000,000 on December 26, 2008 as described on Schedule 2 to this Agreement.

1.3 Section 2.07(c) of the LSA is hereby amended by (a) deleting the percentage “80%” set forth therein and replacing such percentage with the percentage “70%” and (b) deleting the percentage “75%” set forth therein and replacing such percentage with the percentage “65%”.

1.4 Section 2.12(a) of the LSA is hereby amended by amending and restating the first sentence of such section in its entirety to read as follows:

The Borrower may, from time to time upon at least three (3) Business Days’ prior written notice to each Managing Agent, elect to reduce the Commitments of the Committed Lenders in whole or in part, provided that after giving effect to any such reduction (other than the Partial Reduction) and any principal payments on such date pursuant to Section 2.08 hereof, the aggregate principal balance of the Advances shall not exceed the Maximum Committed Credit.

1.5 Section 3.02 of the LSA is hereby amended by amending and restating clause (a) of clause fourth of such section in its entirety to read as follows:

(a) (i) if the Termination Date has occurred or a Discount Spread Rapid Amortization Event is outstanding, to each Managing Agent ratably in accordance with each Managing Agent’s Lender Group Percentage, an amount equal to the outstanding principal balance of all Advances then held by the Lenders in such Managing Agent’s Lender Group to be applied to reduce the outstanding principal balance of the Advances held by such Lenders, (ii) if the Termination Date has not occurred and no Discount Spread Rapid Amortization Event is outstanding, but a Borrowing Base Deficiency, Partial Amortization Event or a CLTV Rapid Amortization Event is outstanding, to each Managing Agent ratably in accordance with each Managing Agent’s Lender Group Percentage, an amount equal to the greater of (A) the amount necessary to eliminate such Borrowing Base Deficiency, Partial Amortization Event or CLTV Rapid Amortization Event, as applicable and (B) the Weekly Principal Payment to be applied to reduce the outstanding principal balance of the Advances held by such Lenders; and (iii) if the Termination Date has not occurred and no Borrowing Base Deficiency, Partial Amortization Event or Rapid Amortization Event is outstanding, (A) prior to the Term Period, to each Managing Agent ratably in accordance with each Managing Agent’s Lender Group, an amount equal to the Weekly Principal Payment to be applied to reduce the outstanding principal balance of the Advances held by the Lenders and (B) during the Term Period, to the Collateral Advance Account, an amount equal to the Weekly Principal Payment to be applied to reduce the Term Period Outstanding, and

1.6 Schedule I to the LSA is amended by amending and restating clause (o) of such schedule in its entirety to read as follows:

(o) The Medallion Loan is not more than 90 days delinquent (without regard to any applicable grace periods).

1.7 Schedule 2 to the LSA is amended and restated in its entirety as Attachment I attached hereto.

SECTION 2. Effective Date. This Amendment shall become effective, as of the date first above written (the “Amendment Effective Date”), upon receipt by the Administrative Agent of (i) a counterpart to this Amendment duly executed by each party hereto, and (ii) a counterpart to the Second Amended and Restated Fee Letter (the “Fee Letter”) dated the date hereof among the Borrower, the Administrative Agent, and Citicorp North America, Inc., in its capacity as a Managing Agent duly executed by each party thereto.

SECTION 3. Covenants, Representations and Warranties of the Borrower.

3.1 Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made by it in the LSA and agrees that all such covenants, representations and warranties shall he deemed to have been re-made as of the Amendment Effective Date.

3.2 As of the Amendment Effective Date, the Borrower represents and warrants to the Lenders, the Managing Agents and the Administrative Agent that:

(a) no Event of Default or Default exists or will result from the execution of this Amendment; and

(b) each of the LSA (as amended by this Amendment) and this Amendment has been duly authorized by proper proceedings of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies.

SECTION 4. Effect on the LSA.

4.1 On and after the Amendment Effective Date, each reference in the LSA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and all references to the LSA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean and be a reference to the LSA as amended hereby. The LSA and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party to the LSA or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.3 Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under and as defined in the LSA.

4.4 For the avoidance of doubt, each party hereto agrees and acknowledges that the occurrence of the Partial Reduction or a Partial Amortization Event shall not constitute a Borrowing Base Deficiency, Termination Event, Default or Event of Default.

SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Amendment will not affect the validity or effectiveness of this Amendment.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9. Expenses. The Borrower agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

SECTION 10. Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused his Amendment to be executed on the date first set forth to be effective as hereinabove provided.

TAXI MEDALLION LOAN TRUST II, as Borrower

By:	/s/ Andrew M. Murstein
Name:	Andrew M. Murstein
Title:	President

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Vice President

CITICORP NORTH AMERICA, INC., as a Managing Agent and as Administrative Agent

By:	/s/ Marina Donskaya
Name:	MARINA DONSKAYA
Title:	VICE PRESIDENT

CHARTA, LLC, as a Conduit Lender

By:	Citicorp North America, Inc., as Attorney-in-Fact

By:	/s/ Marina Donskaya
Name:	MARINA DONSKAYA
Title:	VICE PRESIDENT

CITIBANK, N.A., as a Committed Lender

By:	/s/ Marina Donskaya
Name:	MARINA DONSKAYA
Title:	VICE PRESIDENT

Amendment No. 2 to Loan and Security Agreement